UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 2, 2012

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On or about November 15, 2011, Newfield Exploration Company (the “Company”) received a letter from the Central Laborers’ Pension Fund (the “Central Laborers’ Fund”) that included a stockholder proposal to implement a policy at the Company that would separate the roles of the Chief Executive Officer and the Chairman of the Board (the “Stockholder Proposal”). The Stockholder Proposal was included as Item 4 in the Proxy Statement distributed to stockholders on or about March 23, 2012.  Prior to receiving the Stockholder Proposal, the Company’s Board of Directors was in the process of revising its Corporate Governance Guidelines, which included an expanded explanation of the roles and responsibilities of the independent Lead Director.  On February 10, 2012, the Company’s Board of Directors adopted new Corporate Governance Guidelines, which are available for review on the Company’s website, www.newfield.com, under the heading “Corporate Governance”.  After communications with the Central Laborers’ Fund, the Company received a letter dated March 23, 2012 from the Central Laborers’ Fund withdrawing the Stockholder Proposal. As a result, the Stockholder Proposal will not be presented, and no vote will be required with respect thereto, at the Company’s 2012 Annual Meeting of Stockholders to be held on May 4, 2012.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: April 2, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Secretary

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